U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 10, 2008

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
 (Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Aztec Oil & Gas, Inc. have elected Mr. Waylan R. Johnson to serve as President of the Company; effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

By: //s// Franklin C. Fisher, Jr.
Franklin C. Fisher, CEO and Chairman